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                                                                    Exhibit 23.1
                                                                    ------------

                                                          [LOGO] ANDERSEN

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated April 10, 2001 included in Constellation Brands, Inc.'s Form 10-K for the year ended February 28, 2001 and to all references to our Firm included in this registration statement.


                                                         /s/ Arthur Andersen LLP

Rochester, New York
September 4, 2001